UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2013

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 393-8248

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the issuance by Sabra Health Care REIT, Inc., a Maryland corporation (the “Company”), of 5,750,000 shares of the 7.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) on March 21, 2013, and the concurrent issuance by Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), to the Company of 5,750,000 7.125% Series A Cumulative Redeemable Preferred Units (the “Series A Preferred Units”), the Company entered into a First Amendment to the Limited Partnership Agreement, dated March 21, 2013 (the “First Amendment”). The Series A Preferred Units have substantially similar rights, preferences and privileges as the 5,750,000 shares of Series A Preferred Stock.

The summary set forth above is qualified in its entirety by reference to the First Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On March 20, 2013, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) designating the preferences, conversion or other rights, voting powers, restrictions, including, without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Series A Preferred Stock. The following is a summary description of those terms and the general effect of the issuance of such shares on the Company’s other classes of securities.

The Series A Preferred Stock ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, senior to the Company’s common stock, par value $0.01 per share (“Common Stock”).

If the Company is liquidated, dissolved or wound up, holders of shares of the Series A Preferred Stock will have the right to receive $25.00 per share of the Series A Preferred Stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to, but not including, the date of payment, before any payment is made to holders of the Common Stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock as to liquidation rights. The rights of holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of the Company’s capital stock ranking on parity with the Series A Preferred Stock as to liquidation and junior to the rights of any class or series of the Company’s capital stock expressly designated as ranking senior to the Series A Preferred Stock.

The Company may not redeem the Series A Preferred Stock prior to March 21, 2018, except in limited circumstances to preserve the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and pursuant to the special optional redemption provision described below. On and after March 21, 2018, the Series A Preferred Stock will be redeemable at the Company’s option, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) up to, but not including, the redemption date, without interest. If fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Company may choose (including by electing to redeem only those shares of Series A Preferred Stock tendered for conversion pursuant to a Change of Control Conversion Right (as defined below)).

Upon the occurrence of a Change of Control (as defined below), the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), the Company exercises any of its redemption rights relating to the Series A Preferred Stock (whether its optional redemption right or special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below with respect to the shares called for redemption.

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for any accrued and unpaid dividend that will be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	1.7864 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the Prospectus Supplement (as defined below) and the Articles Supplementary.

Upon such a conversion, the holders will be limited to a maximum number of shares of Common Stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $14.00 (which is approximately 50% of the per-share closing sale price of the Common Stock reported on the NASDAQ Global Select Market, on March 13, 2013), subject to adjustment, the holders will receive a maximum of 1.7864 shares of Common Stock per share of Series A Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series A Preferred Stock.

If, prior to the Change of Control Conversion Date, the Company has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of Series A Preferred Stock will not have any right to convert the shares of Series A Preferred Stock selected for redemption in connection with the Change of Control Conversion Right and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when the following have occurred and are continuing:

•

any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), holds or acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of voting stock of the Company entitling that person to exercise more than 50% of the total voting power of all voting stock of the Company (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NASDAQ Stock Market (“NASDAQ”), the New York Stock Exchange (the “NYSE”), or NYSE Amex Equities (the “NYSE Amex”), or listed or quoted on an exchange or quotation system that is a successor to NASDAQ, the NYSE, or the NYSE Amex.

The “Change of Control Conversion Date” is the date selected by the Company on which the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 25 days nor more than 40 days after the date on which the Company provides the notice described above to the holders of Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock on the principal U.S. securities exchange on which Common Stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid prices and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if Common Stock is not then listed for trading on a U.S. securities exchange.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On March 20, 2013, the Company filed Articles Supplementary with the SDAT designating the preferences, conversion or other rights, voting powers, restrictions, including, without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Series A Preferred Stock. A summary of the powers, preferences and privileges of the Series A Preferred Stock is disclosed in Item 3.03 of this Current Report on Form 8-K. The Articles Supplementary are attached as Exhibit 3.1 hereto and incorporated herein by reference. A specimen certificate representing the Series A Preferred Stock is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles Supplementary designating Sabra Health Care REIT, Inc.’s 7.125% Series A Cumulative Redeemable Preferred Stock.

4.1	Form of Specimen Certificate for Sabra Health Care REIT, Inc.’s 7.125% Series A Cumulative Redeemable Preferred Stock.

10.1	First Amendment to the Limited Partnership Agreement by the Company and Sabra Health Care, LLC, dated March 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Richard K. Matros
Name:	Richard K. Matros
Title:	Chief Executive Officer & President

Dated: March 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary designating Sabra Health Care REIT, Inc.’s 7.125% Series A Cumulative Redeemable Preferred Stock.

4.1	Form of Specimen Certificate for Sabra Health Care REIT, Inc.’s 7.125% Series A Cumulative Redeemable Preferred Stock.

10.1	First Amendment to the Limited Partnership Agreement by the Company and Sabra Health Care, LLC, dated March 21, 2013.